EXHIBIT 10.1

                  SEPARATION AGREEMENT AND GENERAL RELEASE

      This Separation Agreement and General Release is entered into by and between Jerry Rowe and Citizen's Savings Bank and Trust Company,
Inc.(hereinafter "Citizen's Savings Bank and Trust Company") in order to set out their agreement on the terms and conditions under which the employment of Jerry Rowe with Citizen's Savings Bank and Trust Company will end.

The parties agree that:

1. Jerry Rowe's employment with Citizen's Savings Bank and Trust Company will end on his effective date of resignation, February 15, 2003. It is understood that Jerry Rowe will fully perform his job duties until February 15, 2003.

2. Jerry Rowe's Directorship and Officer positions with Citizen's Savings Bank and Trust Company and Union Bankshares, Inc. will end on his effective date of resignation, February 15, 2003.

3. Citizen's Savings Bank and Trust Company will pay Jerry Rowe's current salary bi-weekly from his effective date of resignation, February 15, 2003 through December 31, 2003. This includes payment for all leaves accrued prior to the effective date of resignation.
      It is agreed that these payments are made in compromise of a disputed claim and are adequate consideration for this agreement.

4. Jerry Rowe will be offered the opportunity to continue his medical and dental benefits currently in effect under COBRA. A separate COBRA notice will be sent to Jerry Rowe following his effective date of resignation. If Jerry Rowe elects COBRA coverage, Citizen's Savings Bank and Trust Company agrees to pay Jerry Rowe's healthcare premium, less current employee contribution, through December 31, 2003 or until he is eligible for other healthcare coverage, whichever shall first occur. Jerry Rowe understands that he is responsible for any premium payments after December 31, 2003. Jerry Rowe will not receive any other insurance or benefits.

5.    For the purposes of this agreement not to compete:

      "competitive area" means the area within a 15 mile radius of Citizen's Savings Bank and Trust Company's principal place of business on Railroad Street in St. Johnsbury, Vermont together with the town of Littleton, New Hampshire; and

      "competitive business" means the banking business in which Citizen's Savings Bank and Trust Company is engaged consisting of deposit accounts including certificates of deposit and money market accounts, mortgage loans, personal loans, commercial loans, automobile loans, trust accounts, trusteeships and sales of credit and debit card accounts.


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      Jerry Rowe agrees that for a period of one year beginning on February
      15, 2003 he will not personally solicit competitive business for a financial institution in the competitive area or cause another person to solicit such business. Jerry Rowe further agrees that for a period of one year beginning on February 15, 2003 he will not work for a financial institution in an office located within the competitive area.

6. It is understood that Jerry Rowe will tell others only that he is resigning from his employment with Citizen's Savings Bank and Trust Company of his own volition and choice so that he may pursue other interests. Jerry Rowe also agrees not to disparage Citizen's Savings Bank and Trust Company, Union Bank and/or Union Bankshares, Inc., its Directors, Officers, Shareholders or employees.

7. Jerry Rowe agrees to provide prompt responses to particularized questions and requests for information relating to his management of the Citizen's Savings Bank and Trust Company at reasonable times and places until December 31, 2003 but for not more than 5 hours per week.

8. In exchange for the actions to be taken by Citizen's Savings Bank and Trust Company, set out above, Jerry Rowe agrees to the following general release:

      a. Jerry Rowe for himself, his successors, administrators, heirs and assigns, hereby agrees to release, waive and forever discharge Citizen's Savings Bank and Trust Company, Union Bank and Union Bankshares, Inc., any affiliated company or subsidiary, their predecessors, successors, affiliates, assigns, shareholders, directors, officers, agents, employees and/or representatives, whether past, or present or future (hereinafter "the Released Parties"), from any and all actions, suits, debts, demands, damages, claims, judgments, or liabilities, including costs and attorneys' fees, whether known or unknown, arising out of his employment by Citizen's Savings Bank and Trust Company including, but not limited to, all claims based on the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.A. Section 621.

      b. Further, except where prohibited by law, Jerry Rowe agrees that he will not file any statutory, civil or administrative claim, action, complaint, or grievance or charge of any kind against the Released Parties, relating to the separation of employment. If Jerry Rowe asserts such a claim, relating to the separation of employment, Citizen's Savings Bank and Trust Company, Union Bank, and/or Union Bankshares, Inc., shall be entitled to cease making any payments under this Agreement. Jerry Rowe further understands that, if, after having signed this Agreement, Jerry Rowe files or causes to be filed, any lawsuit, charge, complaint, grievance, or claim, relating to the separation of


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            employment, including but not limited to, a claim for
            unemployment compensation or administrative action asserting any claim or demand which is within the scope of this Agreement, then Citizen's Savings Bank and Trust Company, Union Bank, and/or Union Bankshares, Inc. shall retain all rights and benefits of this Agreement, and Citizen's Savings Bank and Trust Company, Union Bank, and/or Union Bankshares, Inc. may recoup the value of all payments and benefits paid pursuant to this Agreement, whether or not the claim made by Jerry Rowe, or on Jerry Rowe's behalf is valid.

9. Jerry Rowe has consulted with an attorney of his choosing about the separation of his employment for more than 21 days prior to executing this Agreement.

10. Jerry Rowe has expressly been given the opportunity to be provided as much as twenty-one (21) days within which to consider whether he would sign this agreement. Jerry Rowe understands that his decision to execute the Agreement in fewer than 21 days has been made by him after having the opportunity of consulting with an attorney and with the express understanding that he has been given and has freely and voluntarily declined the opportunity to consider the agreement for a full 21 days.

11. Jerry Rowe may revoke this Agreement within seven (7) days after it is executed by giving written notice to Citizen's Savings Bank and Trust Company's attorney Anthony B. Lamb, Esq. at the following address: Lamb & Desautels, PC, 305 St. Paul Street, Burlington, VT
      05401.   This Agreement shall not become effective until such
      revocation period has expired.

12. Jerry Rowe agrees to keep the terms of this Settlement Agreement and General Release confidential and will not disclose the sums paid as consideration to any person, persons or organization other than to his attorney, his spouse, or his accountant or tax advisor and then only to the extent necessary to prepare federal, state or local tax returns or other documents required by law to be filed.

13. This Agreement contains the entire understanding between Jerry Rowe and Citizen's Savings Bank and Trust Company, relating to the subject matter of his separation and Jerry Rowe agrees that Citizen's Savings Bank and Trust Company, Union Bank, and/or Union Bankshares, Inc., has not made any oral or written promises to Jerry Rowe that are not fully or accurately set forth in this Agreement.

14. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Vermont.


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15.   In the event that any paragraph, subparagraph or provision of this
      Agreement shall be determined to be partially contrary to governing law or otherwise partially enforceable, the paragraph, subparagraph, or provision and this Agreement shall be enforced to the maximum extent permitted by law, and if any paragraph, subparagraph, or provision of this Agreement shall be determined to be totally contrary to governing law or otherwise totally unenforceable, the paragraph, subparagraph, or provision shall be severed and disregarded and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.

16. The parties acknowledge by signing this Agreement that they have read and understand this document, that they have conferred with or had opportunity to confer with an attorney regarding the terms and meaning of this Agreement, that they have had sufficient time to consider the terms provided for in this Agreement, that no representation or inducements have been made to them except as set forth herein, and that they have signed the same KNOWINGLY AND VOLUNTARILY.

17. This Agreement may not be modified, altered or changed except upon written consent of both parties.


                (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)


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PLEASE READ THIS AGREEMNT CAREFULLY.  This Separation Agreement and General
Release includes releases of known and unknown claims.


Date Received by Jerry Rowe:  January 31, 2003


Date Executed:  January 31, 2003               /s/ Jerry Rowe
                                               ----------------------------
                                               Jerry Rowe


Date Executed:  February 3, 2003               The Citizen's Savings Bank
                                                and Trust Company, Inc.

                                               By:  /s/ Kenneth D. Gibbons
                                               ----------------------------
                                               Kenneth D. Gibbons,
                                               authorized agent


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